Exhibit 99.1

Yahoo! Reports Fourth Quarter 2009 Results

Company Exceeds Revenue Business Outlook, Demonstrates Ongoing Improvements in Search and Display Advertising

SUNNYVALE, Calif.--(BUSINESS WIRE)--January 26, 2010--Yahoo! Inc. (NASDAQ:YHOO) today reported results for the fourth quarter and full year ended December 31, 2009.

Revenues were $1,732 million for the fourth quarter of 2009, which exceeded the top end of the Company’s business outlook range. Revenues decreased 4 percent from the fourth quarter of 2008 and increased 10 percent from the third quarter of 2009. Excluding the impact of currency rate fluctuations and divested business lines, revenues for the fourth quarter of 2009 would have declined 5 percent compared to the fourth quarter of 2008. Revenues were $6,460 million for 2009, a decrease of 10 percent compared to 2008. Excluding the impact of currency rate fluctuations and divested business lines, revenues for 2009 would have declined 6 percent compared to 2008.

Income from operations for the fourth quarter of 2009 was $119 million, compared to a loss of $278 million in the fourth quarter of 2008. Income from operations for the fourth quarter of 2009 included $40 million in restructuring charges and $32 million in advisory and retention costs related to the Microsoft search agreement, which amounts were not included in the Company’s business outlook for the fourth quarter of 2009.

Net income per diluted share for the fourth quarter of 2009 was $0.11, including charges of $0.04 per share related to the Microsoft search agreement and restructuring charges. For fourth quarter of 2008, net loss per diluted share was $0.22, including a charge of $0.39 per share primarily related to a goodwill impairment.

Non-GAAP net income per diluted share for the fourth quarter of 2009 was $0.15, compared to $0.21 for the fourth quarter of 2008. Net income per diluted share for 2009 was $0.42, compared to $0.29 for 2008. Non-GAAP net income per diluted share for 2009 was $0.63 compared to $0.70 for 2008.

“The fourth quarter marked a strong finish to 2009, which was a transformative year for Yahoo!,” said Yahoo! Chief Executive Officer Carol Bartz. “We beat the high end of our revenue guidance, saw demand for premium display advertising improve significantly, and grew Owned & Operated search advertising revenue sequentially for the first time since the third quarter of 2008.

“Our business has positive momentum and we feel good as we head into 2010,” said Bartz. “We're pleased that the midpoint of our Q1 revenue outlook marks the first quarter of year-over-year growth in six quarters.”

Business Highlights

  Owned & Operated display advertising revenue grew 26 percent compared to the third quarter of 2009 – compared to a 16 percent increase during the same period in 2008.
  Owned & Operated search advertising revenue continued to stabilize, increasing 4 percent compared to the third quarter of 2009, the first sequential increase since the third quarter of 2008.
  Yahoo! finalized its Search and Advertising Services and Sales Agreement with Microsoft Corporation, and is still hopeful that the transaction can close early this year.
  Yahoo! formed a strategic partnership with Emmy- and Golden Globe-winning producer Ben Silverman’s newly formed content studio Electus, an operating business of IAC/InterActiveCorp. The partnership will produce original programming for Yahoo! users while providing advertisers new opportunities to integrate their brand messages into the next generation of online programming.
  The Company launched Yahoo! Ad Interest Manager, which takes transparency in online advertising to a new level—providing significantly greater control over users’ interactions with interest-based advertising to improve personal relevance and build trust.
Financials at a Glance

Quarterly GAAP Results (in millions, except percentages and per share amounts)
	Q4 2008	Q4 2009	Change
Revenues	$1,806	$1,732	(4%)
Income (loss) from operations	($278)	$119	N/M
Net income (loss)	($303)	$153	N/M
Net income (loss) per diluted share	($0.22)	$0.11	N/M

Quarterly Non-GAAP Results (in millions, except percentages and per share amounts)
	Q4 2008	Q4 2009	Change
Operating cash flow	($60)	$404	N/M
Non-GAAP net income	$295	$214	(27%)
Non-GAAP net income per diluted share	$0.21	$0.15	(29%)

Full Year GAAP Results (in millions, except percentages and per share amounts)
	2008	2009	Change
Revenues	$7,209	$6,460	(10%)
Income from operations	$13	$387	N/M
Net income	$419	$598	43%
Net income per diluted share	$0.29	$0.42	45%

Full Year Non-GAAP Results (in millions, except percentages and per share amounts)
	2008	2009	Change
Operating cash flow	$1,211	$1,583	31%
Non-GAAP net income	$980	$887	(9%)
Non-GAAP net income per diluted share	$0.70	$0.63	(10%)

N/M = Not Meaningful

“We’re intensely focused on improving execution in all areas of the company, and our solid financial results for the fourth quarter demonstrate the progress we're making,” said Yahoo! Chief Financial Officer Tim Morse. “We’ll continue to execute against our key financial objectives of accelerating revenue growth, and increasing our operating margin and returns on capital over the next few years.”

Q4 Revenue Results

  In the fourth quarter of 2009, marketing services revenues declined 4 percent and fees revenues declined 7 percent, compared to the fourth quarter of 2008.
  Marketing services revenues increased 11 percent and fees revenues decreased 1 percent, compared to the third quarter of 2009.
  Marketing services revenues from Owned and Operated sites were $971 million for the fourth quarter of 2009, a 9 percent decrease compared to $1,063 million for the same period of 2008. The decrease was primarily driven by a 15 percent decline in search advertising revenue and a 1 percent decline in display advertising revenue.
  Marketing services revenues from Affiliate sites were $564 million for the fourth quarter of 2009, a 6 percent increase compared to $531 million for the same period of 2008.

2009 Revenue Results

  In 2009, marketing services revenues declined 10 percent and fees revenues declined 12 percent, compared to 2008.
  Marketing services revenues from Owned and Operated sites were $3,553 million for 2009, a 12 percent decrease compared to $4,046 million for 2008. The decrease was primarily driven by a 13 percent decline in search advertising revenue and a 9 percent decline in display advertising revenue.
  Marketing services revenues from Affiliate sites were $2,121 million for 2009, a 7 percent decrease compared to $2,270 million for 2008.

Cash Flow and Cash Balance

  Cash flow from operating activities for the fourth quarter of 2009 was $351 million, a 9 percent increase compared to $321 million for the same period of 2008. Cash flow from operating activities for 2009 was $1,310 million, a 30 percent decrease compared to $1,880 million for 2008.
  Free cash flow of $220 million for the fourth quarter of 2009 was flat compared to $219 million for the same period of 2008. Free cash flow for 2009 was $957 million, a 27 percent decrease compared to $1,312 million in 2008.
  Cash, cash equivalents, and investments in marketable debt securities were $4,518 million at December 31, 2009 compared to $3,522 million at December 31, 2008, an increase of $996 million.

Business Outlook

Revenue for the first quarter of 2010 is expected to be in the range of $1,575 million to $1,675 million. Income from operations for the first quarter of 2010 is expected to be in the range of $90 million to $110 million. This business outlook excludes advisory and retention costs related to the Microsoft search agreement and restructuring charges, as these amounts are not currently estimable. See “Yahoo! Inc. Business Outlook.”

Conference Call

Yahoo! will host a conference call to discuss fourth quarter 2009 results at 5:00 p.m. Eastern Time today. A live webcast of the conference call, together with supplemental financial information, can be accessed through the Company's Investor Relations website at http://yhoo.client.shareholder.com/results.cfm. In addition, an archive of the webcast can be accessed through the same link. An audio replay of the call will be available for one week following the conference call by calling (888) 286-8010 or (617) 801-6888, reservation number: 72652623.

Note Regarding Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (“SEC”): revenues excluding traffic acquisition costs or TAC; operating income before depreciation, amortization, and stock-based compensation expense (also referred to as operating cash flow); free cash flow; and non-GAAP net income and non-GAAP net income per diluted share. These measures may be different than non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles (“GAAP”). Explanations of the Company’s non-GAAP financial measures and reconciliations of these financial measures to the GAAP financial measures the Company considers most comparable are included in the accompanying “Note to Unaudited Condensed Consolidated Statements of Income (Loss),” “Reconciliations to Unaudited Condensed Consolidated Statements of Income (Loss),” and “Reconciliation of GAAP Net Income (Loss) Attributable to Yahoo! Inc. and GAAP Net Income (Loss) Attributable to Yahoo! Inc. Common Stockholders per Share - Diluted to Non-GAAP Net Income and Non-GAAP Net Income Per Share - Diluted.”

About Yahoo!

Yahoo!'s vision is to be the center of people's online lives by delivering personally relevant, meaningful Internet experiences. Yahoo! attracts hundreds of millions of users every month through its engaging content and services and innovative technology, making it one of the most trafficked Internet destinations and a world-class online media company. Yahoo! is headquartered in Sunnyvale, California. For more information, visit http://pressroom.yahoo.com or the company's blog, Yodel Anecdotal (http://yodel.yahoo.com).

“Owned and Operated sites” refers to Yahoo!’s owned and operated online properties and services.

“Affiliate sites” refers to Yahoo!'s distribution network of third-party entities who have integrated Yahoo!'s advertising offerings into their websites or their other offerings.

This press release and its attachments contain forward-looking statements that involve risks and uncertainties concerning Yahoo!'s expected financial performance (including without limitation the statements and information in the Business Outlook section and the quotations from management in this press release), as well as Yahoo!'s strategic and operational plans. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the impact of management and organizational changes; the implementation and results of Yahoo!'s ongoing strategic and cost initiatives; Yahoo!'s ability to compete with new or existing competitors; reduction in spending by, or loss of, marketing services customers; the demand by customers for Yahoo!'s premium services; acceptance by users of new products and services; risks related to joint ventures and the integration of acquisitions; risks related to Yahoo!'s international operations; failure to manage growth and diversification; adverse results in litigation, including intellectual property infringement claims; Yahoo!'s ability to protect its intellectual property and the value of its brands; dependence on key personnel; dependence on third parties for technology, services, content, and distribution; general economic conditions and changes in economic conditions; and risks and uncertainties with respect to our search agreement with Microsoft Corporation. All information set forth in this press release and its attachments is as of January 26, 2010. Yahoo! does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. More information about potential factors that could affect the Company's business and financial results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, which are on file with the SEC and available on the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Yahoo!’s Annual Report on Form 10-K for the year ended December 31, 2009, which will be filed with the SEC in the first quarter of 2010.

Yahoo! and the Yahoo! logos are trademarks and/or registered trademarks of Yahoo! Inc. All other names are trademarks and/or registered trademarks of their respective owners.

Yahoo! Inc. Unaudited Condensed Consolidated Statements of Income (Loss) (in thousands, except per share amounts)

		Three Months Ended December 31,		Year Ended December 31,
		2008	2009	2008	2009

	Revenues	$1,806,389	$1,731,977	$7,208,502	$6,460,315

	Cost of revenues	730,091	749,658	3,023,362	2,871,746

	Gross profit	1,076,298	982,319	4,185,140	3,588,569

	Operating expenses:
	Sales and marketing	336,841	357,470	1,563,313	1,245,350
	Product development	278,290	306,031	1,221,787	1,210,168
	General and administrative	145,652	149,282	705,136	580,352
	Amortization of intangibles	16,358	10,372	87,550	39,106
	Restructuring charges, net	89,969	40,409	106,854	126,901
	Goodwill impairment charge	487,537	-	487,537	-
	Total operating expenses	1,354,647	863,564	4,172,177	3,201,877

	Income (loss) from operations	(278,349)	118,755	12,963	386,692

	Other income, net (1)	25,621	5,168	73,750	187,528

	Income (loss) before income taxes and earnings in equity interests	(252,728)	123,923	86,713	574,220

	Provision for income taxes	(107,474)	(36,831)	(259,006)	(219,321)
	Earnings in equity interests (2)	59,508	68,646	596,979	250,390

	Net income (loss)	(300,694)	155,738	424,686	605,289

	Less: Net income attributable to noncontrolling interests	(2,734)	(2,784)	(5,765)	(7,297)

	Net income (loss) attributable to Yahoo! Inc.	$(303,428)	$152,954	$418,921	$597,992

	Net income (loss) attributable to Yahoo! Inc. common stockholders per share - diluted (3)	$(0.22)	$0.11	$0.29	$0.42

	Shares used in per share calculation - diluted	1,397,773	1,416,974	1,399,198	1,415,658

	Stock-based compensation expense was allocated as follows: (4)
	Cost of revenues	$2,701	$1,829	$13,813	$10,759
	Sales and marketing	9,922	25,839	182,826	141,537
	Product development	28,195	42,082	178,091	205,971
	General and administrative	3,969	14,661	63,113	79,820
	Restructuring expense acceleration (reversals), net	(17,952)	18,662	(30,236)	11,062

	Supplemental Financial Data:
	Revenues excluding TAC	$1,375,248	$1,258,468	$5,398,587	$4,682,489
	Operating income (loss) before depreciation, amortization, and stock-based compensation expense (or operating cash flow)	$(59,954)	$403,665	$1,210,603	$1,582,555
	Free cash flow (5)	$218,729	$219,685	$1,311,584	$957,410
	Non-GAAP net income per share - diluted	$0.21	$0.15	$0.70	$0.63

(1)	The year ended December 31, 2009 includes Yahoo!'s pre-tax gain on sale of the Company's investment in Gmarket of $67 million recorded in the second quarter of 2009 and gain on sale of its direct investment in Alibaba.com of $98 million recorded in the third quarter of 2009.

(2)

The year ended December 31, 2008 includes Yahoo!'s non-cash gain of $401 million recorded in the first quarter of 2008 related to Alibaba Group's initial public offering of Alibaba.com, net of tax. The year ended December 31, 2008 also includes Yahoo!'s non-cash loss of $30 million recorded in the third quarter of 2008 related to an other-than-temporary impairment of our direct investment in Alibaba.com, net of tax.

(3)	The impact of outstanding stock awards of entities in which the Company holds equity interests that are accounted for using the equity method reduced the Company's diluted earnings per share by $0.01 for the year ended December 31, 2008.

(4)	The three months and year ended December 31, 2008 includes a reversal to stock-based compensation expense of $51 million pre-tax to reflect an increase in estimated forfeiture rates related to equity awards recorded in the fourth quarter of 2008.

(5)	The year ended December 31, 2008 includes a $350 million one-time payment from AT&T Inc. recorded in the first quarter of 2008.

Yahoo! Inc.
Note to Unaudited Condensed Consolidated Statements of Income (Loss)

This press release and its attachments include the non-GAAP financial measures of revenues excluding traffic acquisition costs or TAC, operating income before depreciation, amortization, and stock-based compensation expense (also referred to as operating cash flow), free cash flow, non-GAAP net income, and non-GAAP net income per diluted share, which are reconciled to GAAP revenue, income from operations, cash flow from operating activities, net income (loss) attributable to Yahoo! Inc., and net income (loss) attributable to Yahoo! Inc. common stockholders per share-diluted, respectively, which we believe are the most comparable GAAP measures. We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure or measures. Further, management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, GAAP revenue, income from operations, cash flow from operating activities, net income (loss) attributable to Yahoo! Inc., and net income (loss) attributable to Yahoo! Inc. common stockholders per share-diluted calculated in accordance with GAAP.

Revenues excluding TAC is defined as GAAP revenue less TAC. TAC consists of payments made to Affiliate sites and payments made to companies that direct consumer and business traffic to the Yahoo! website. We present revenues excluding TAC: (1) to provide a metric for our investors to analyze and value our Company and (2) to provide investors one of the primary metrics used by the Company for evaluation and decision-making purposes. We provide revenues excluding TAC because we believe it is useful to investors in valuing our Company. One of the ways investors value companies is to apply a multiple to revenues. Since a significant portion of the GAAP revenues associated with our sponsored search offerings is paid to our Affiliate sites, we believe investors find it more meaningful to apply multiples to revenues excluding TAC to assess our value as this avoids “double counting” revenues that are paid to, and being reported by, our Affiliate sites. Further, management uses revenues excluding TAC for evaluating the performance of our business, making operating decisions, budgeting purposes, and as a factor in determining management compensation. A limitation of revenues excluding TAC is that it is a measure which we have defined for internal and investor purposes that may be unique to the Company, and therefore it may not enhance the comparability of our results to other companies in our industry who have similar business arrangements but address the impact of TAC differently. Management compensates for these limitations by also relying on the comparable GAAP financial measures of revenues, cost of revenues, and gross profit, each of which includes the impact of TAC.

Operating income before depreciation, amortization, and stock-based compensation expense (also referred to as operating cash flow) is defined as income (loss) from operations before depreciation, amortization of intangible assets, and stock-based compensation expense. We consider this measure to be an important indicator of the operational strength of the Company. We exclude depreciation and amortization because while tangible and intangible assets support our businesses, we do not believe the related depreciation and amortization costs are directly attributable to the operating performance of our business. This measure is used by some investors when assessing the performance of our Company. In addition, because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation expense enhances the ability of management and investors to understand the impact of stock-based compensation expense on our operating income. We have historically not included depreciation, amortization, and stock-based compensation expense in our internal measures. A limitation associated with the non-GAAP measure of operating income before depreciation, amortization, and stock-based compensation expense is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our businesses. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. A further limitation associated with this measure is that it does not include stock-based compensation expense related to the Company’s workforce. Management compensates for these limitations by also relying on the comparable GAAP financial measure of income from operations, which includes depreciation, amortization, and stock-based compensation expense.

Free cash flow is a non-GAAP financial measure defined as cash flow from operating activities (adjusted to include excess tax benefits from stock-based compensation), less net capital expenditures and dividends received. We consider free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by the business after the acquisition of property and equipment, which can then be used for strategic opportunities including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet, and repurchasing stock. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Management compensates for this limitation by also relying on the net change in cash and cash equivalents as presented in the Company’s unaudited condensed consolidated statements of cash flows prepared in accordance with GAAP which incorporates all cash movements during the period.

Non-GAAP net income is defined as net income (loss) attributable to Yahoo! Inc. excluding certain gains, losses, expenses, and their related tax effects that we do not believe are indicative of our ongoing operating results and further adjusted to exclude stock-based compensation expense. In our calculation of non-GAAP net income and non-GAAP net income per diluted share, we have excluded stock-based compensation expense and its related tax effects. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation expense enhances the ability of management and investors to understand the impact of stock-based compensation expense on net income and net income per diluted share. We also consider non-GAAP net income and non-GAAP net income per diluted share to be profitability measures which facilitate the forecasting of our operating results for future periods and allow for the comparison of our results to historical periods. A limitation of non-GAAP net income and non-GAAP net income per diluted share is that they do not include all items that impact our net income and net income per diluted share for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measures of net income and net income per diluted share, both of which include the gains, losses, expenses and related tax effects that are excluded from non-GAAP net income and non-GAAP net income per diluted share.

Yahoo! Inc. Reconciliations to Unaudited Condensed Consolidated Statements of Income (Loss) (in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2009	2008	2009
Revenues for groups of similar services:
Marketing services:
Owned and Operated sites	$1,062,641	$971,250	$4,046,001	$3,552,695
Affiliate sites	531,443	564,039	2,270,205	2,120,973
Marketing services	1,594,084	1,535,289	6,316,206	5,673,668
Fees	212,305	196,688	892,296	786,647
Total revenues	$1,806,389	$1,731,977	$7,208,502	$6,460,315

Revenues by segment:
United States	$1,338,011	$1,230,940	$5,182,308	$4,714,436
International	468,378	501,037	2,026,194	1,745,879
Total revenues	$1,806,389	$1,731,977	$7,208,502	$6,460,315

Revenues excluding traffic acquisition costs ("TAC"):
GAAP revenue	$1,806,389	$1,731,977	$7,208,502	$6,460,315
TAC	(431,141)	(473,509)	(1,809,915)	(1,777,826)
Revenues excluding TAC	$1,375,248	$1,258,468	$5,398,587	$4,682,489

Revenues excluding TAC by segment:
United States
GAAP revenue	$1,338,011	$1,230,940	$5,182,308	$4,714,436
TAC	(291,010)	(303,960)	(1,125,698)	(1,179,353)
Revenues excluding TAC	$1,047,001	$926,980	$4,056,610	$3,535,083

International:
GAAP revenue	$468,378	$501,037	$2,026,194	$1,745,879
TAC	(140,131)	(169,549)	(684,217)	(598,473)
Revenues excluding TAC	$328,247	$331,488	$1,341,977	$1,147,406

Operating income (loss) before depreciation, amortization, and stock-based compensation expense (or operating cash flow):
Income (loss) from operations	$(278,349)	$118,755	$12,963	$386,692
Depreciation and amortization	191,560	181,837	790,033	746,714
Stock-based compensation expense	26,835	103,073	407,607	449,149
Operating income (loss) before depreciation, amortization, and stock-based compensation expense	$(59,954)	$403,665	$1,210,603	$1,582,555

Goodwill impairment charge	487,537	-	487,537	-
Restructuring charges	107,921	21,703	137,090	108,538
Incremental advisory, litigation, and retention costs related to the Microsoft search agreement or 2008 strategic alternatives (6)	6,769	32,013	79,481	50,459
Operating income before depreciation, amortization, and stock-based compensation expense - adjusted	$542,273	$457,381	$1,914,711	$1,741,552

Operating income (loss) before depreciation, amortization, and stock-based compensation expense (or operating cash flow) by segment:
Operating income before depreciation, amortization, and stock-based compensation expense - United States	$308,383	$275,635	$1,205,262	$1,095,601
Operating income (loss) before depreciation, amortization, and stock-based compensation expense - International	(368,337)	128,030	5,341	486,954
Operating income (loss) before depreciation, amortization, and stock-based compensation expense	$(59,954)	$403,665	$1,210,603	$1,582,555

United States:
Income from operations	$114,988	$24,193	$184,012	$40,681
Depreciation and amortization	164,449	157,502	657,536	652,652
Stock-based compensation expense	28,946	93,940	363,714	402,268
Operating income before depreciation, amortization, and stock-based compensation expense - United States	$308,383	$275,635	$1,205,262	$1,095,601

International:
Income (loss) from operations	$(393,337)	$94,562	$(171,049)	$346,011
Depreciation and amortization	27,111	24,335	132,497	94,062
Stock-based compensation expense	(2,111)	9,133	43,893	46,881
Operating income (loss) before depreciation, amortization, and stock-based compensation expense - International	$(368,337)	$128,030	$5,341	$486,954

Free cash flow:
Cash flow from operating activities (5)	$321,007	$351,063	$1,880,241	$1,310,346
Acquisition of property and equipment, net	(191,911)	(169,737)	(674,829)	(433,795)
Dividends received from equity investees	-	-	(18,942)	(27,628)
Excess tax benefits from stock-based awards	89,633	38,359	125,114	108,487
Free cash flow (5)	$218,729	$219,685	$1,311,584	$957,410

(5)	The year ended December 31, 2008 includes a $350 million one-time payment from AT&T Inc. recorded in the first quarter of 2008.
(6)	2008 strategic alternatives included Microsoft's proposals to acquire all or a part of the Company, the agreement with Google Inc., the proxy contest and related matters.

Yahoo! Inc.
Reconciliation of GAAP Net Income (Loss) Attributable to Yahoo! Inc. and GAAP Net Income (Loss) Attributable to Yahoo! Inc. Common Stockholders Per Share - Diluted to Non-GAAP Net Income and Non-GAAP Net Income Per Share - Diluted
(in thousands, except per share amounts)

		Three Months Ended December 31,
		2008	2009

GAAP Net income (loss) attributable to Yahoo! Inc. (4)		$(303,428)	$152,954

(a)	Stock-based compensation expense (7)	44,787	84,411

(b)	Incremental advisory, litigation, and retention costs related to the Microsoft search agreement or 2008 strategic alternatives (6)	6,769	32,013

(c)	Restructuring charges, net	89,969	40,409

(d)	Goodwill impairment charge	487,537	-

(e)	To adjust the provision for income taxes to exclude the tax impact of items (a) through (d) above for the three months ended December 31, 2008 and 2009, respectively	(49,073)	(46,014)

(f)	To adjust the provision for income taxes to reflect an adjusted effective tax rate (calculated excluding the full year impact of items (a) through (d) above) of 37% and 47% for the three months ended December 31, 2008 and 2009, respectively	18,808	(49,953)

Non-GAAP Net income		$295,369	$213,820

GAAP Net income (loss) attributable to Yahoo! Inc. common stockholders per share - diluted		$(0.22)	$0.11

Non-GAAP Net income per share - diluted		$0.21	$0.15

Shares used in non-GAAP per share calculation - diluted		1,397,773	1,416,974

		Year Ended December 31,
		2008	2009

GAAP Net income attributable to Yahoo! Inc. (4)		$418,921	$597,992

(a)	Stock-based compensation expense (7)	437,843	438,087

(b)	Incremental advisory, litigation, and retention costs related to the Microsoft search agreement or 2008 strategic alternatives (6)	79,481	50,459

(c)	Restructuring charges, net	106,854	126,901

(d)	Goodwill impairment charge	487,537	-

(e)	Gain on sale of Gmarket investment	-	(66,684)

(f)	Gain on sale of the Company's direct investment in Alibaba.com	-	(98,167)

(g)	To adjust the provision for income taxes to exclude the tax impact of items (a) through (f) above for the twelve months ended December 31, 2008 and 2009, respectively	(178,616)	(106,329)

(h)	To adjust the provision for income taxes to reflect an adjusted effective tax rate (calculated excluding the full year impact of items (a) through (f) above) of 37% for both the years ended December 31, 2008 and 2009	(1,003)	(55,298)

(i)	Yahoo!'s non-cash loss related to the impairment of our direct investment in Alibaba.com, net of tax, which is included in earnings in equity interests	30,188	-

(j)	Yahoo!'s non-cash gain related to Alibaba Group's initial public offering of Alibaba.com, net of tax, which is included in earnings in equity interests
		(401,090)	-

Non-GAAP Net income		$980,115	$886,961

GAAP Net income attributable to Yahoo! Inc. common stockholders per share - diluted (3)		$0.29	$0.42

Non-GAAP Net income per share - diluted		$0.70	$0.63

Shares used in non-GAAP per share calculation - diluted		1,399,198	1,415,658

(3)	The impact of outstanding stock awards of entities in which the Company holds equity interests that are accounted for using the equity method reduced the Company's diluted earnings per share by $0.01 for the year ended December 31, 2008.

(4)	The three months and year ended December 31, 2008 includes a reversal to stock-based compensation expense of $51 million pre-tax to reflect an increase in estimated forfeiture rates related to equity awards recorded during the fourth quarter of 2008.

(6)	2008 strategic alternatives included Microsoft's proposals to acquire all or a part of the Company, the agreement with Google Inc., the proxy contest and related matters.

(7)	The stock-based compensation restructuring expense accelerations (reversals), net are included in restructuring charges net, item (c), for all periods presented.

Yahoo! Inc. Business Outlook

The following business outlook is based on current information and expectations as of January 26, 2010. Yahoo!'s business outlook as of today is expected to be available on the Company's Investor Relations website throughout the current quarter. Yahoo! does not expect, and undertakes no obligation, to update the business outlook prior to the release of the Company's next quarterly earnings announcement, notwithstanding subsequent developments; however, Yahoo! may update the business outlook or any portion thereof at any time at its discretion.

Three Months Ending March 31, 2010 (8)

Revenues (in millions):	$1,575 - 1,675
Income from operations (in millions):	$90 - 110

(8)	This business outlook for the three months ending March 31, 2010 excludes advisory and retention costs related to the Microsoft search agreement and any restructuring charges arising from our ongoing cost initiatives as these amounts are not currently estimable. These costs could have a significant impact on the outlook amounts.

Yahoo! Inc. Unaudited Condensed Consolidated Statements of Cash Flows (in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2009	2008	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(300,694)	$155,738	$424,686	$605,289
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	136,345	142,503	508,812	554,546
Amortization of intangible assets	55,215	39,290	281,221	184,309
Stock-based compensation expense, net	26,835	103,073	407,607	449,149
Non-cash restructuring charges	7,925	44	7,925	7,301
Goodwill impairment charges	487,537	-	487,537	-
Tax benefits from stock-based awards	65,517	20,554	117,716	6,860
Excess tax benefits from stock-based awards	(89,633)	(38,359)	(125,114)	(108,487)
Deferred income taxes	(77,824)	(134,242)	(35,324)	(90,562)
Earnings in equity interests	(59,508)	(68,646)	(596,979)	(250,390)
Dividends received from equity investees	-	-	18,942	27,628
(Gain) loss from sale of investments, assets, and other, net	(21,987)	6,336	(10,347)	(160,634)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(108,504)	(90,483)	(62,082)	81,959
Prepaid expenses and other	22,093	20,861	(19,488)	21,585
Accounts payable	11,756	33,352	(23,840)	(19,684)
Accrued expenses and other liabilities	223,868	188,633	325,030	106,096
Deferred revenue	(57,934)	(27,591)	173,939	(104,619)
Net cash provided by operating activities(5)	321,007	351,063	1,880,241	1,310,346

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment, net	(191,911)	(169,737)	(674,829)	(433,795)
Purchases of marketable debt securities	(1,035,291)	(1,517,696)	(2,317,004)	(5,048,462)
Proceeds from sales of marketable debt securities	37,623	53,374	285,753	136,538
Proceeds from maturities of marketable debt securities	935,679	778,906	1,663,569	2,884,926
Proceeds from sales of marketable equity securities	-	-	-	265,194
Acquisitions, net of cash acquired	-	(177,333)	(208,958)	(195,106)
Purchase of intangible assets	(4,326)	(3,371)	(71,310)	(32,185)
Other investing activities, net	18,985	-	10,996	3,652
Net cash used in investing activities	(239,241)	(1,035,857)	(1,311,783)	(2,419,238)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net	31,951	38,188	363,354	112,673
Repurchases of common stock	-	(22,666)	(79,236)	(113,444)
Excess tax benefits from stock-based awards	89,633	38,359	125,114	108,487
Tax withholdings related to net share settlements of restricted stock awards and restricted stock units	(11,684)	(27,130)	(76,752)	(73,119)
Other financing activities, net	-	-	(74)	-
Net cash provided by financing activities	109,900	26,751	332,406	34,597

Effect of exchange rate changes on cash and cash equivalents	(43,120)	(617)	(122,498)	57,429

Net change in cash and cash equivalents	148,546	(658,660)	778,366	(1,016,866)
Cash and cash equivalents, beginning of period	2,143,750	1,934,090	1,513,930	2,292,296

Cash and cash equivalents, end of period	$2,292,296	$1,275,430	$2,292,296	$1,275,430

(5)		The year ended December 31, 2008 includes a $350 million one-time payment from AT&T Inc. recorded in the first quarter of 2008.

Yahoo! Inc. Unaudited Condensed Consolidated Balance Sheets (in thousands)

	December 31, 2008	December 31, 2009

ASSETS
Current assets:
Cash and cash equivalents	$2,292,296	$1,275,430
Short-term marketable debt securities	1,159,691	2,015,655
Accounts receivable, net	1,060,450	1,003,362
Prepaid expenses and other current assets	233,061	300,325
Total current assets	4,745,498	4,594,772

Long-term marketable debt securities	69,986	1,226,919
Property and equipment, net	1,536,181	1,426,862
Goodwill	3,440,889	3,640,373
Intangible assets, net	485,860	355,883
Other long-term assets	233,989	194,933
Investments in equity interests	3,177,445	3,496,288

Total assets	$13,689,848	$14,936,030

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$151,897	$136,769
Accrued expenses and other current liabilities	1,139,894	1,169,815
Deferred revenue	413,224	411,144
Total current liabilities	1,705,015	1,717,728

Long-term deferred revenue	218,438	122,550
Capital lease and other long-term liabilities	77,062	83,021
Deferred and other long-term tax liabilities, net	420,372	494,095
Total liabilities	2,420,887	2,417,394

Total Yahoo! Inc. stockholders' equity	11,250,942	12,493,320
Noncontrolling interests	18,019	25,316
Total equity	11,268,961	12,518,636

Total liabilities and equity	$13,689,848	$14,936,030

CONTACTS:
Yahoo! Inc.
Dana Lengkeek, 408-349-1130 (Media Relations)
danal@yahoo-inc.com
Cathy La Rocca, 408-349-5188 (Investor Relations)
cathy@yahoo-inc.com